UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	May 1, 2006

HOMEBANC CORP.
(Exact Name of Registrant as Specified in Charter)

Georgia	001-32245	20-0863067
(State or Other Jurisdiction of Incorporation)	(Commission File Number	(IRS Employer Identification Number)

2002 Summit Boulevard, Suite 100, Atlanta, Georgia		30319
(Address of Principal Executive Offices)		(Zip Code)

Registrant's Telephone Number, including area code:	(404) 459-7400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

2006 Bonus Program

At its meeting on May 1, 2006, the Compensation Committee (the “Committee”) of the Board of Directors of HomeBanc Corp. (the “Company”) approved a bonus program under which, if the funding criteria described below are satisfied, bonuses may be allocated by the Committee among the Company’s bonus-eligible associates, including executive officers (the “2006 Bonus Program”). Under the 2006 Bonus Program, bonuses for 2006 will consist of a cash component and an equity component, and will be earned based on the achievement of certain Company and individual performance goals. All cash and equity bonuses awarded to the Company’s executive officers under the 2006 Bonus Program will be granted under the HomeBanc Corp. Amended and Restated 2004 Long-Term Incentive Plan (the “LTIP”), with the cash portion of such bonuses being awarded as performance-based cash awards.

The 2006 Bonus Program provides for a bonus pool that will be funded at specified threshold, target and maximum levels to the extent the Company achieves specific targets for each of the following financial metrics (the “2006 Bonus Metrics”): (1) pre-tax earnings (loss) determined under generally accepted accounting principles (“GAAP Earnings”); (2) real estate investment trust (“REIT”) taxable income (“REIT Taxable Income”); and (3) origination efficiency as defined by the Committee, which generally will be determined by dividing specified expenses for the Company by total loan origination volume (“Origination Efficiency” GAAP Earnings, REIT Taxable Income and Origination Efficiency are collectively referred to as the “2006 Bonus Metrics”). Each of the three 2006 Bonus Metrics will carry equal weight in determining the funding of the bonus pool for the payment of bonuses to associates under the 2006 Bonus Program. However, if the Company does not achieve the minimum threshhold level of GAAP Earnings, then no portion of the pool for the 2006 Bonus Program will be funded.

The amount of individual bonuses awarded to the Company’s executive officers under the 2006 Bonus Program will be determined by the Committee in its sole discretion based on the Company’s achievement of the 2006 Bonus Metrics and individual performance metrics. The bonus amounts to be awarded to the Company’s Chief Executive Officer and to its President, Chief Operating Officer and Chief Financial Officer will be based 75% on the Company’s achievement of the 2006 Bonus Metrics and 25% on achievement of individual objectives, including successful implementation of certain specified development plans and other key projects. For all other executive officers, the bonus amounts will be based 50% on the Company’s achievement of the 2006 Bonus Metrics and 50% on achievement of individual objectives. The target bonus award under the 2006 Bonus Program for the Company’s Chief Executive Officer and for its President, Chief Operating Officer and Chief Financial Officer is 75% of base salary. For all other executive officers, the target bonus award under the 2006 Bonus Program is 50% of such executive officer’s base salary.

Amendment No. 3 to the HomeBanc Corp. 2004 Director Compensation Plan

At its meeting on May 1, 2006, the Company’s Board of Directors (the “Board”) approved and adopted Amendment No. 3 (the “Amendment”) to the HomeBanc Corp. 2004 Director Compensation Plan (as amended, the “Directors’ Plan”). The Amendment increases the annual retainer payable to the Company’s lead independent director to $25,000. A copy of the Amendment is attached hereto as Exhibit 10.1 and incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

10.1	Amendment No. 3 to the HomeBanc Corp. 2004 Director Compensation Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	May 5, 2006

HOMEBANC CORP.

		By:	/s/ ALANA L. GRIFFIN
		Name:	Alana L. Griffin
		Title:	Senior Vice President, Assistant General Counsel & Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 3 to the HomeBanc Corp. 2004 Director Compensation Plan